Ireland Inc. Completes $5.28 Million Equity Financing to Fund Gold and Palladium Recovery Programs

HENDERSON, Nevada – (March 29, 2017) – Ireland Inc. (OTCBB: IRLD) announced it has completed a $2.2 million private placement equity financing, following raising $3 million through the exercise of previously issued warrants. Planned use of proceeds from the capital raise will fund the technical program and expanded work for the Company’s ongoing gold and palladium precious metals extraction process at the Columbus Project, located in Esmeralda County, Nevada, and settle substantially all outstanding debt.

Completed Offering

  Accredited investors exercised 38.6 million warrants at a price of $0.08 per Warrant, generating gross proceeds of $3.08 million.
  Accredited investors purchased Common Stock at $0.08 per share, generating gross proceeds of $2.2 million.
  Nanominerals Corp converted $1.7 million that it was owed by Ireland into common stock at $0.08 per share.

Douglas D.G. Birnie, President of Ireland Inc. said that, “I want to thank both the holders who exercised their Warrants and the stockholders who participated in the financing. The Warrant holders all had obviously been stockholders for quite some time and most of the funding in the private placement came from existing long-term stockholders. While the undertaking of our precious metals extraction process has taken much, much longer than originally expected, it is encouraging to see how many still share our high expectations for success. This financing should carry us through 2017 and should result in finally establishing us as a significant commercial mining entity,” concluded Birnie.

Palladium Extraction
As previously announced on January 19, 2017, recent work at the onsite laboratory and the pilot plant has created a potential new source of additional value to the Columbus Project. Testing of the gold smelting process on materials thermally treated at the pilot plant has given rise to the development of a separate smelting step that has resulted in palladium (Pd) extraction rates significantly higher than previously identified. The discovery of material quantities of extractable Pd in both the sand and the concentrates is very significant to the project.

Testing – Recap of Gold and Palladium Pilot Plant and Laboratory Extraction

Pilot plant circuit, including thermal pretreatment, leach (TPAC) and concentration are capable of processing 500lbs of sands per test.
Volume scale tests (~500lbs) of the pilot plant TPAC and concentrating circuits are ongoing.
Current two-step smelting method:
Pd is extracted in the first smelt then followed by Au in the second smelt.
Optimization of the smelt process on Lab samples (42g to 416g) is currently underway.
Pilot plant concentrates (±7,500g) will be processed after optimization is completed.

Results of smelting tests on pretreated sands resulted in the extraction of palladium at levels significantly above the previously identified levels of the metal. Pd extraction rates averaged 0.59 opt Pd, or 0.354 opt gold equivalent (AuE) based on 1oz Pd = 0.6oz Au, on samples taken from the same location.

Readers are cautioned that the materials sampled for the tests shown above are all from a single area within the Columbus Project site, and may not be indicative of results for the rest of the North Sand Zone or the Columbus Project as a whole. The Company believes that, because the project site is comprised of alluvial soil, mineralization deposits are wide spread throughout the Columbus Project site. Third party chain of custody protocols were not observed during current testing as Ireland personnel are assisting in sample collection and preparation. In addition, in the past, Ireland has encountered difficulties when attempting to translate extraction results achieved under laboratory conditions to the larger scale on-site pilot plant. Ireland believes that this risk is reduced because the current pilot plant was used in its most recent successful test work reported above.

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Ongoing Work

Current work is now focused on optimizing the smelting process for Au/Pd extraction on both the head ore and the pilot plant concentrates.
This work includes the purchase and installation of additional lab equipment and smelting furnaces to accomplish these tasks.

The new lab equipment is now installed. Current smelting capacity is sufficient to complete the optimization work, after which larger smelting furnaces will be installed to handle the pilot plant volume of concentrates more efficiently. The larger furnaces have been purchased and are expected to be delivered by April 15, 2017.

Ireland expects to be able to determine the economics of the process metallurgy by mid-2017 after several pilot plant runs are successfully completed.
Engagement of lawyers, accountants and auditors to bring SEC quarterly and annual filings up to date is ongoing and is expected to be completed in June 2017.
In the second half of 2017 the Company intends to:
Engage a third party for drill core re-analysis to determine the extractable grade of precious metals.
Continue to operate the pilot plant and laboratory smelting circuit to process 500lbs per test.
Commence Phase 4 drill program to define potential resources in the area south of the previously drilled zones.

Budget
Ireland’s planned budget for 2017 is broken down as follows:

	Q1	Q2	Q3	Q4	Total
Operations	$685,000	$605,000	$630,000	$740,000	$2,660,000
Filings	$205,000	$90,000	$65,000	$65,000	$425,000
OutstandingDebt	$690,000				$690,000
3rdPartyAnalysis	$0	$150,000	$300,000		$450,000
DrillProgram				$60,000	$60,000

CapitalExpenditures
NewEquipment	$305,000	$150,000			$455,000
WellConstruction		$150,000			$150,000
SiteImprovements		$120,000		$50,000	$170,000
BLMBondingUpdate		$100,000			$100,000

Totals	$1,885,000	$1,365,000	$995,000	$915,000	$5,160,000

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Company Capitalization
The updated capitalization table of the company is as follows:

Issued and Outstanding Shares	271,557,380
Warrants and Options	50,528,000
Fully Diluted	322,085,380

About Ireland Inc.
Based in Henderson, Nevada, Ireland Inc. (www.irelandminerals.com) is a minerals exploration and development Company that targets properties containing large-scale deposits of precious metals in the southwestern United States. In early 2008, Ireland completed the acquisition of the Columbus Project located in Esmeralda County, NV, near Tonopah.

Forward-Looking Statements
This document may include statements that constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect,” “plans” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, Ireland’s limited operating history, future trends in mineral prices, the availability of capital, geological or mechanical difficulties affecting Ireland’s planned geological work programs, and uncertainties surrounding estimates of mineralized material. Extraction rates and mineralization grades from test results on individual samples may not be representative of extraction rates or grades that can be obtained from other samples or from commercial scale extraction efforts. Additional exploration work will be required to fully define the extent of the Columbus Project’s mineralized areas and before proved or probable mineral reserves can be established. There is no assurance that the results of Ireland’s exploration of pre-feasibility programs will result in a decision to enter into commercial production. In addition, Ireland’s actual financial and capital requirements may be greater than projected and there is no assurance that Ireland will be able to raise sufficient financing to proceed with its exploration and development plans or finance its ongoing business activities. Ireland undertakes no obligation to update the forward-looking statements in this document.

The United States Securities and Exchange Commission (the “SEC”) permits U.S. mining companies to disclose in their filings with the SEC only “reserve estimates,” which are those parts of a mineral deposit that Ireland can economically and legally extract or produce at the time the estimate is made. Ireland may use certain terms in this press release such as “measured,” “indicated,” and “inferred” “resources.” SEC guidelines strictly prohibit U.S. registered companies from including these terms in their filings with the SEC. Further, inferred resource estimates generally may not be used as the basis for pre-feasibility or feasibility studies. There are no assurances that any resource estimates can be economically or legally extracted or produced or that any of these resource estimates will ever be converted to reserves. There are also no assurances that any inferred resource estimates will be converted into indicated or measured resources. The mineralization estimates provided in this release are based on internal calculations and have not been independently confirmed.

Investors are advised to carefully review the reports and documents that Ireland Inc. files from time to time with the SEC, particularly its Annual, Quarterly and Current Reports, which may be obtained from the SEC’s website at http://www.sec.gov/edgar.shtml.

Investor Relations Contact:
Terri MacInnis, VP Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500 terri@bibimac.com

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